Exhibit 99.1

Strong Global Entertainment Announces Pricing of Initial Public Offering

Charlotte, NC – May 15, 2023 – Strong Global Entertainment, Inc. (the “Company”) (NYSE American: SGE), today announced the pricing of its initial public offering of 1,000,000 shares of its Class A Common Voting Shares (the “Common Shares”) at a public offering price of $4.00 per share, for gross proceeds of $4 million, before deducting underwriting discounts and offering expenses. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 150,000 Common Shares to cover over-allotments at the initial public offering price, less the underwriting discount. All of the Common Shares are being offered by the Company.

The shares are expected to begin trading on the NYSE American on May 16, 2023 under the symbol “SGE.” The offering is expected to close on May 18, 2023, subject to satisfaction of customary closing conditions.

The net proceeds from the initial public offering are planned to be used for general corporate purposes, which may include (i) working capital, (ii) capital expenditures, (iii) operational purposes, and (iv) potential acquisitions of complementary businesses.

ThinkEquity is acting as sole book-running manager for the offering.

A registration statement on Form S-1 (File No. 333-264165) relating to the Common Shares was filed with the Securities and Exchange Commission (“SEC”) and became effective on May 15, 2023. This offering is being made only by means of a prospectus. Copies of the final prospectus, when available, may be obtained from ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004. The final prospectus will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Strong Global Entertainment, Inc.

Strong Global Entertainment, Inc. is positioned to be a leader in the entertainment industry, providing mission critical products and services to cinema exhibitors and entertainment venues for over 80 years. The Company manufactures and distributes premium large format projection screens, provides comprehensive managed services, technical support and related products and services primarily to cinema exhibitors, theme parks, educational institutions, and similar venues. In addition to traditional projection screens, the Company manufactures and distributes its Eclipse curvilinear screens, which are specially designed for theme parks, immersive exhibitions, as well as simulation applications. It also provides maintenance, repair, installation, network support services and other services to cinema operators, primarily in the United States. The Company also owns Strong Studios, Inc., which develops and produces original feature films and television series.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. For example, the Company is using forward-looking statements when it discusses the expected closing date. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the SEC. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contact:

Mark Roberson	John Nesbett/Jennifer Belodeau
Strong Global Entertainment, Inc. - Chief Executive Officer	IMS Investor Relations
(704) 471-6784	(203) 972-9200
IR@strong-entertainment.com	sge@imsinvestorrelations.com